Exhibit 99.1

ChampionX Reports Second Quarter 2023 Results

•Revenue of $926.6 million, decreased 1% year-over-year
•Net income attributable to ChampionX of $95.8 million, increased 250% year-over-year
•Adjusted net income of $99.1 million, increased 67% year-over-year
•Adjusted EBITDA of $186.2 million, increased 35% year-over-year
•Income before income taxes margin of 11.7%, increased 874 basis points year-over-year
•Adjusted EBITDA margin of 20.1%, increased 527 basis points year-over-year
•Cash from operating activities of $115.9 million and free cash flow of $88.8 million
•Repurchased $51.2 million of common stock; returned 76% of free cash flow to shareholders

THE WOODLANDS, TX, July 24, 2023 - ChampionX Corporation (NASDAQ: CHX) (“ChampionX” or the “Company”) today announced second quarter of 2023 results. Revenue was $926.6 million, net income attributable to ChampionX was $95.8 million, and adjusted EBITDA was $186.2 million. Income before income taxes margin was 11.7% and adjusted EBITDA margin was 20.1%. Cash from operating activities was $115.9 million and free cash flow was $88.8 million.

CEO Commentary

“We continued to demonstrate ChampionX’s strong execution capabilities during the second quarter as we delivered adjusted EBITDA growth and adjusted EBITDA margin expansion while continuing our robust free cash flow generation. We have an unwavering focus on shareholder value creation and our disciplined framework of capital allocation, including high-return organic investment and shareholder returns. I want to thank all our worldwide employees for their continued dedication and commitment to serving our customers and communities well. I am thankful and humbled to lead such a talented and motivated team,” ChampionX’s President and Chief Executive Officer Sivasankaran “Soma” Somasundaram said.

“During the second quarter of 2023, we generated revenue of $927 million, which decreased 1% year-over-year, and declined 2% sequentially. Revenues in the quarter were impacted by shipment delays in Latin America due to customer logistics, Canadian wildfires, and extended production platform turnarounds in the Gulf of Mexico. Strong revenue growth in Middle East, Africa, and Europe was offset by declines in Latin America and Canada. Digital revenue grew 4% sequentially and 21% year-over-year, driven by continued strong customer adoption of our fit-for-purpose digital solutions. We generated net income attributable to ChampionX of $96 million, which increased 250% year-over-year and 51% sequentially, and adjusted EBITDA of $186 million, which increased 35% year-over-year and 6% sequentially. Our income before income taxes margin improved by approximately 874 basis points year-over-year and 200 basis points sequentially, and our adjusted EBITDA margin expanded by approximately 527 basis points year-over-year and 158 basis points sequentially in the second quarter, on productivity improvements and increased pricing realization.

“Cash flow from operating activities was $116 million during the second quarter, which represented 121% of net income attributable to ChampionX, and we generated strong free cash flow of $89 million during the period, which represented 48% of our adjusted EBITDA for the period. Through our regular cash dividend of $17 million and $51 million of ChampionX share repurchases, we returned 58% of cash from operating activities and 76% of our free cash flow in the second quarter to our shareholders. Our balance sheet and financial position remain strong, ending the second quarter with $932 million of liquidity, including $263 million of cash and $669 million of available capacity on our revolving credit facility.

“As we look to the third quarter, we expect an increase in our international businesses and continued positive momentum in our North American production-oriented businesses. We are already seeing good volume pick-up in the month of July as the factors which impacted our second quarter volumes resolve. On a consolidated basis, in the third quarter, we expect revenue to be between $960 million and $990 million. We expect adjusted EBITDA of $199 million to $207 million. We remain focused on driving margin expansion and we now expect to deliver an exit rate of 21% in the fourth quarter of this year. Our cash generation remains strong, and for the full year, we still expect to convert at least 50% of our adjusted EBITDA to free cash flow, and we remain committed to returning at least 60% of our free cash flow to our shareholders for the year.”

Production Chemical Technologies

Production Chemical Technologies revenue in the second quarter of 2023 was $574.3 million, a decrease of $17.4 million, or 3%, sequentially, due to no longer recognizing revenue or expenses in Russia, and shipment delays due to customer logistics. Growth in the Middle East, Africa, and Europe was offset by a decline in Latin America.

Segment operating profit was $87.2 million and adjusted segment EBITDA was $116.8 million. Segment operating profit margin was 15.2%, an increase of 397 basis points, sequentially, and adjusted segment EBITDA margin was 20.3%, an increase of 258 basis points, sequentially. The increase in segment operating profit margin and adjusted segment EBITDA margin reflects positive impact from raw materials and productivity initiatives.

Production & Automation Technologies

Production & Automation Technologies revenue in the second quarter of 2023 was $254.2 million, an increase of $2.6 million, or 1%, sequentially, due to higher demand in our businesses in the U.S. and internationally, offset by a decrease in Canada due to wildfires.

Revenue from digital products was $60.2 million in the second quarter of 2023, up 4% sequentially, and up 21% year-over-year.

Segment operating profit was $33.2 million and adjusted segment EBITDA was $60.7 million. Segment operating profit margin was 13.1%, a decrease of 77 basis points, sequentially, and adjusted segment EBITDA margin was 23.9%, an increase of 11 basis points, sequentially. Operating profit margin decreased due to depreciation expense from additional capital invested in the segment while the increase in adjusted EBITDA margin was driven by higher sales volumes, and product mix.

Drilling Technologies

Drilling Technologies revenue in the second quarter of 2023 was $57.3 million, an increase of $0.6 million, or 1%, sequentially, driven by product mix.

Segment operating profit was $12.7 million and adjusted segment EBITDA was $14.4 million. Segment operating profit margin was 22.1%, an increase of 112 basis points, sequentially, and adjusted segment EBITDA margin was 25.1%, an increase of 134 basis points, sequentially, in each case due to improved processing costs.

Reservoir Chemical Technologies

Reservoir Chemical Technologies revenue in the second quarter 2023 was $23.9 million, a decrease of $2.0 million, or 8%, sequentially, driven by lower sales volumes.

Segment operating profit was $2.2 million and adjusted segment EBITDA was $4.2 million. Segment operating profit margin was 9.2%, an increase of 146 basis points, sequentially, and adjusted segment EBITDA margin was 17.7%, an increase of 217 basis points, sequentially, in each case driven by continued benefit from cost reduction initiatives associated with the exit of certain product lines.

Q2 2023 Other Business Highlights
•ChampionX ranked first in customer satisfaction in six specific categories (Production Chemicals, Artificial Lift, Intelligent Sensors & Controls, Downhole Completion Equipment, Completion Fluids, and Surface Production Equipment) in a survey conducted by EnergyPoint Research, Inc., an independent customer satisfaction research firm.
•ChampionX was recognized in Norway by ConocoPhillips with the 2022 Supplier Recognition Award (Focus in Execution), acknowledging our asset integrity program in the Greater Ekofisk area. The award recognizes those suppliers that exhibit exceptional leadership in observance of ConocoPhillips’ SPIRIT values.
•Chemical Technologies secured a multi-year contract extension in offshore Western Australia with a global energy company, which affords opportunities for further business growth with new asset start-ups in the next several years.
•Chemical Technologies continues to experience growth in the Gulf of Mexico with key oil and gas customers.
•Chemical Technologies won contracts in multiple countries in the MENA region which will help support oil and gas field development projects via our corrosion inhibition chemistries.
•Production & Automation Technologies continues to experience strong customer demand for ESPs, in particular its HIGH RISETM series pumps and PowerFit motors.
•Digital revenue growth reflective of increasing customer focus on implementing digital technologies to reduce emissions and drive operational and cost improvements.

•Emissions Technologies has successfully completed field/plant trials for its high-resolution, Optical Gas Imaging (OGI) camera, AURA OGITM, which we expect to be available later this year.
•Drilling Technologies experienced robust demand for US Synthetic diamond bearings and has strong bookings for delivery through year-end 2023.
•ChampionX was recently named a winner in Hart Energy’s annual ESG Awards program. The Energy ESG Awards recognize energy companies making a significant impact on environmental, social or governance objectives in the field, their communities and their businesses. The awards honor excellence in six categories across the industry for proven innovations in reducing environmental impact, making social and community contributions, and showing innovative leadership practices/directives within their company cultures.

Conference Call Details

ChampionX Corporation will host a conference call on Tuesday, July 25, 2023, to discuss its second quarter 2023 financial results and outlook. The call will begin at 9:00 a.m. Eastern Time. Presentation materials that supplement the conference call will be available on ChampionX’s website at investors.championx.com.

To listen to the call via a live webcast, please visit ChampionX’s website at investor.championx.com. The call will also be available by dialing 1-888-886-7786 in the United States or 1-416-764-8658 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference ChampionX conference call number 96181485.

A replay of the conference call will be available for 30 days on ChampionX’s website.

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About Non-GAAP Measures

In addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), this news release presents non-GAAP financial measures. Management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted segment EBITDA, adjusted segment EBITDA margin, adjusted net income attributable to ChampionX and adjusted diluted earnings per share attributable to ChampionX, provide useful information to investors regarding the Company’s financial condition and results of operations because they reflect the core operating results of our businesses and help facilitate comparisons of operating performance across periods. In addition, free cash flow, free cash flow to adjusted EBITDA ratio, and free cash flow to revenue ratio provide useful information to investors because they reflect the core operating results of our businesses and help facilitate comparisons of operating performance across periods. In addition, these measures are used by management to measure our ability to generate positive cash flow for debt reduction and to support our strategic objectives. Although management believes the aforementioned non-GAAP financial measures are good tools for internal use and the investment community in evaluating ChampionX’s overall financial performance, the foregoing non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measures is included in the accompanying financial tables.

This press release contains certain forward-looking non-GAAP financial measures, including adjusted EBITDA. The Company has not provided projected net income attributable to ChampionX or a reconciliation of projected adjusted EBITDA. Management cannot predict with a reasonable degree of accuracy certain of the necessary components of net income attributable to ChampionX, such as depreciation and amortization expense. As such, a reconciliation of projected adjusted EBITDA to projected net income attributable to ChampionX is not available without unreasonable effort. The actual amount of depreciation and amortization, in particular, and other amounts excluded from adjusted EBITDA will have a significant impact on net income attributable to ChampionX.

About ChampionX

ChampionX is a global leader in chemistry solutions, artificial lift systems, and highly engineered equipment and technologies that help companies drill for and produce oil and gas safely, efficiently, and sustainably around the world. ChampionX’s expertise, innovative products, and digital technologies provide enhanced oil and gas production, transportation, and real-time emissions monitoring throughout the lifecycle of a well. To learn more about ChampionX, visit our website at www.championX.com.

Forward-Looking Statements
This news release contains statements relating to future actions and results, which are "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, ChampionX's market position and growth opportunities.  Forward-looking statements include statements related to ChampionX’s expectations regarding the performance of the business, financial results, liquidity and capital resources of ChampionX. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, changes in economic, competitive, strategic, technological, tax, regulatory or other factors that affect the operations of ChampionX’s businesses. You are encouraged to refer to the documents that ChampionX files from time to time with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” in ChampionX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in ChampionX’s other filings with the SEC. Readers are cautioned not to place undue reliance on ChampionX’s forward-looking statements. Forward-looking statements speak only as of the day they are made and ChampionX undertakes no obligation to update any forward-looking statement, except as required by applicable law.

Investor Contact: Byron Pope
byron.pope@championx.com
281-602-0094

Media Contact: John Breed
john.breed@championx.com
281-403-5751

CHAMPIONX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(in thousands, except per share amounts)	2023	2023	2022	2023	2022
Revenue	$926,600	$948,347	$932,572	$1,874,947	$1,798,532
Cost of goods and services	644,394	664,992	720,684	1,309,386	1,379,034
Gross profit	282,206	283,355	211,888	565,561	419,498
Costs and expenses:
Selling, general and administrative expense	162,484	160,816	141,351	323,300	291,711
Loss on disposal group	—	12,965	22,924	12,965	22,924
Interest expense, net	14,544	12,466	10,765	27,010	22,128
Other expense (income), net	(3,104)	5,295	9,357	2,191	10,677
Income before income taxes	108,282	91,813	27,491	200,095	72,058
Provision for (benefit from) income taxes	11,656	28,669	(1,405)	40,325	4,989
Net income	96,626	63,144	28,896	159,770	67,069
Net income (loss) attributable to noncontrolling interest	829	(388)	1,554	441	3,025
Net income attributable to ChampionX	$95,797	$63,532	$27,342	$159,329	$64,044

Earnings per share attributable to ChampionX:
Basic	$0.49	$0.32	$0.13	$0.81	$0.32
Diluted	$0.48	$0.31	$0.13	$0.79	$0.31

Weighted-average shares outstanding:
Basic	197,034	198,286	203,322	197,657	203,200
Diluted	200,735	202,440	208,714	201,694	208,863

CHAMPIONX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands)	June 30, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$263,088	$250,187
Receivables, net	522,106	601,061
Inventories, net	599,040	542,543
Prepaid expenses and other current assets	100,597	104,790
Total current assets	1,484,831	1,498,581

Property, plant and equipment, net	757,841	734,810
Goodwill	669,067	679,488
Intangible assets, net	270,599	305,010
Other non-current assets	147,500	169,594
Total assets	$3,329,838	$3,387,483

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$6,250	$6,250
Accounts payable	550,827	469,566
Other current liabilities	257,378	383,160
Total current liabilities	814,455	858,976

Long-term debt	595,165	621,702
Other long-term liabilities	207,896	229,590
Stockholders’ equity:
ChampionX stockholders’ equity	1,730,031	1,694,550
Noncontrolling interest	(17,709)	(17,335)
Total liabilities and equity	$3,329,838	$3,387,483

CHAMPIONX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
(in thousands)	2023	2022
Cash flows from operating activities:
Net income	$159,770	$67,069
Depreciation and amortization	115,387	117,229
Loss on disposal group	12,965	22,924
Deferred income taxes	(22,187)	(34,386)
Gain on disposal of fixed assets	(1,070)	(6,284)
Loss on debt extinguishment	—	4,043
Receivables	83,589	(42,456)
Inventories	(70,040)	(81,935)
Leased assets	(22,125)	(13,949)
Other assets	3,135	16,133
Accounts payable	40,632	21,507
Other operating items, net	(91,768)	(38,780)
Net cash flows provided by operating activities	208,288	31,115

Cash flows from investing activities:
Capital expenditures	(57,277)	(53,555)
Proceeds from sale of fixed assets	7,109	14,946
Acquisitions, net of cash acquired	—	(3,198)
Net cash used for investing activities	(50,168)	(41,807)

Cash flows from financing activities:
Proceeds from long-term debt	15,500	844,838
Repayment of long-term debt	(43,633)	(869,987)
Debt issuance costs	—	(8,008)
Repurchases of common stock	(91,617)	(20,016)
Dividends paid	(31,591)	(15,465)
Other	6,100	(5,725)
Net cash used for financing activities	(145,241)	(74,363)

Effect of exchange rate changes on cash and cash equivalents	22	659

Net increase (decrease) in cash and cash equivalents	12,901	(84,396)
Cash and cash equivalents at beginning of period	250,187	255,178
Cash and cash equivalents at end of period	$263,088	$170,782

CHAMPIONX CORPORATION
BUSINESS SEGMENT DATA
(UNAUDITED)

	Three Months Ended
	June 30,	March 31,	June 30,
(in thousands)	2023	2023	2022
Segment revenue:
Production Chemical Technologies	$574,302	$591,684	$552,411
Production & Automation Technologies	254,156	251,548	242,399
Drilling Technologies	57,324	56,707	57,858
Reservoir Chemical Technologies	23,853	25,806	44,114
Corporate and other	16,965	22,602	35,790
Total revenue	$926,600	$948,347	$932,572

Income before income taxes:
Segment operating profit (loss):
Production Chemical Technologies	$87,163	$66,314	$25,606
Production & Automation Technologies	33,208	34,792	23,650
Drilling Technologies	12,660	11,887	15,043
Reservoir Chemical Technologies	2,186	1,987	(8,147)
Total segment operating profit	135,217	114,980	56,152
Corporate and other	12,391	10,701	17,896
Interest expense, net	14,544	12,466	10,765
Income before income taxes	$108,282	$91,813	$27,491

Operating profit margin / income before income taxes margin:
Production Chemical Technologies	15.2%	11.2%	4.6%
Production & Automation Technologies	13.1%	13.8%	9.8%
Drilling Technologies	22.1%	21.0%	26.0%
Reservoir Chemical Technologies	9.2%	7.7%	(18.5)%
ChampionX Consolidated	11.7%	9.7%	2.9%

Adjusted EBITDA
Production Chemical Technologies	$116,790	$105,060	$78,238
Production & Automation Technologies	60,711	59,814	48,533
Drilling Technologies	14,376	13,463	17,088
Reservoir Chemical Technologies	4,213	3,999	(305)
Corporate and other	(9,848)	(6,729)	(5,286)
Adjusted EBITDA	$186,242	$175,607	$138,268

Adjusted EBITDA margin
Production Chemical Technologies	20.3%	17.8%	14.2%
Production & Automation Technologies	23.9%	23.8%	20.0%
Drilling Technologies	25.1%	23.7%	29.5%
Reservoir Chemical Technologies	17.7%	15.5%	(0.7)%
ChampionX Consolidated	20.1%	18.5%	14.8%

CHAMPIONX CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months Ended
	June 30,	March 31,	June 30,
(in thousands)	2023	2023	2022
Net income attributable to ChampionX	$95,797	$63,532	$27,342
Pre-tax adjustments:
Loss on disposal group (1)	—	12,965	22,924
Russia sanctions compliance and impacts (2)	433	521	5,457
Loss on debt extinguishment and modification	—	—	6,070
Restructuring and other related charges	5,353	4,399	5,302
Merger integration costs	—	245	3,865
Acquisition costs and related adjustments (3)	(2,341)	(3,512)	(3,512)
Intellectual property defense	687	—	376
Tulsa, Oklahoma storm damage	607	—	—
Tax impact of adjustments	(1,478)	(4,561)	(8,501)
Adjusted net income attributable to ChampionX	99,058	73,589	59,323
Tax impact of adjustments	1,478	4,561	8,501
Net income (loss) attributable to noncontrolling interest	829	(388)	1,554
Depreciation and amortization	58,677	56,710	59,530
Provision for (benefit from) income taxes	11,656	28,669	(1,405)
Interest expense, net	14,544	12,466	10,765
Adjusted EBITDA	$186,242	$175,607	$138,268
_______________________
(1) Amounts represent the loss recorded to properly adjust the carrying value of our CT Russia Business to the lower of carrying value or fair value less costs to sell.
(2) Includes charges incurred related to legal and professional fees to comply with, as well as additional foreign currency exchange losses associated with, the sanctions imposed in Russia.
(3)    Includes revenue associated with the amortization of a liability established as part of the Merger, representing unfavorable terms under the Cross Supply Agreement, as well as costs incurred for the acquisition of businesses.

	Three Months Ended
	June 30,	March 31,	June 30,
(in thousands)	2023	2023	2022
Diluted earnings per share attributable to ChampionX	$0.48	$0.31	$0.13
Per share adjustments:
Loss on disposal group	—	0.06	0.11
Russia sanctions compliance and impacts	—	—	0.03
Loss on debt extinguishment and modification	—	—	0.03
Restructuring and other related charges	0.03	0.03	0.03
Merger integration costs	—	—	0.02
Acquisition costs and related adjustments	(0.01)	(0.02)	(0.02)
Intellectual property defense	—	—	—
Tulsa, Oklahoma storm damage	—	—	—
Tax impact of adjustments	(0.01)	(0.02)	(0.05)
Adjusted diluted earnings per share attributable to ChampionX	$0.49	$0.36	$0.28

CHAMPIONX CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES BY SEGMENT
(UNAUDITED)

	Three Months Ended
	June 30,	March 31,	June 30,
(in thousands)	2023	2023	2022
Production Chemical Technologies
Segment operating profit	$87,163	$66,314	$25,606
Non-GAAP adjustments	3,944	14,567	28,567
Depreciation and amortization	25,683	24,179	24,065
Segment adjusted EBITDA	$116,790	$105,060	$78,238

Production & Automation Technologies
Segment operating profit	$33,208	$34,792	$23,650
Non-GAAP adjustments	1,082	785	166
Depreciation and amortization	26,421	24,237	24,717
Segment adjusted EBITDA	$60,711	$59,814	$48,533

Drilling Technologies
Segment operating profit	$12,660	$11,887	$15,043
Non-GAAP adjustments	212	—	376
Depreciation and amortization	1,504	1,576	1,669
Segment adjusted EBITDA	$14,376	$13,463	$17,088

Reservoir Chemical Technologies
Segment operating profit	$2,186	$1,987	$(8,147)
Non-GAAP adjustments	428	395	4,000
Depreciation and amortization	1,599	1,617	3,842
Segment adjusted EBITDA	$4,213	$3,999	$(305)

Corporate and other
Segment operating profit	$(26,935)	$(23,167)	$(28,661)
Non-GAAP adjustments	(927)	(1,129)	7,373
Depreciation and amortization	3,470	5,101	5,237
Interest expense, net	14,544	12,466	10,765
Segment adjusted EBITDA	$(9,848)	$(6,729)	$(5,286)

Free Cash Flow

	Three Months Ended
	June 30,	March 31,	June 30,
(in thousands)	2023	2023	2022
Free Cash Flow
Cash flows from operating activities	$115,910	$92,378	$74,240
Less: Capital expenditures, net of proceeds from sale of fixed assets	(27,143)	(23,025)	(20,743)
Free cash flow	$88,767	$69,353	$53,497

Cash From Operating Activities to Revenue Ratio
Cash flows from operating activities	$115,910	$92,378	$74,240
Revenue	$926,600	$948,347	$932,572

Cash from operating activities to revenue ratio	13%	10%	8%

Free Cash Flow to Revenue Ratio
Free cash flow	$88,767	$69,353	$53,497
Revenue	$926,600	$948,347	$932,572

Free cash flow to revenue ratio	10%	7%	6%

Free Cash Flow to Adjusted EBITDA Ratio
Free cash flow	$88,767	$69,353	$53,497
Adjusted EBITDA	$186,242	$175,607	$138,268

Free cash flow to adjusted EBITDA ratio	48%	39%	39%